Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-196877) of Markit Ltd of our report dated March 10, 2015 relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

/s PricewaterhouseCoopers LLP

London, United Kingdom

March 10, 2015